UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013 (January 15, 2013)

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

Nebraska	000-10685	20-0362426
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8101 “O” Street, Suite S111, Lincoln,		68510
Nebraska		(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code : (402) 489-8266 Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Signatures
Index of Exhibits
Exhibit – 99.1 News Release issued by Midwest Holding Inc. on January 15, 2013

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 15, 2013, the Board of Directors of Midwest Holding Inc. (the Company) appointed a new Vice Chairman, a new Chief Executive Officer and several Vice Presidents. The Company’s press release dated January 15, 2013, announcing the appointment of these officers, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Pursuant to the appointments described in the attached press release, Mark. A Oliver will serve as the Company’s Chief Executive Officer, effective immediately. In that capacity, he will assume responsibilities as the Company’s principal executive officer and principal operating officer. The Company’s former principal executive officer and principal operating officer, Travis R. Meyer, has been promoted to the position of Vice Chairman. Also, pursuant to the appointments described in the press release, Michael T. Mason will serve as the Company’s Vice President and Controller, effective immediately. In that capacity, he will assume responsibilities as the Company’s principal accounting officer. Mr. Oliver formerly served as the Company’s principal accounting officer. Mr. Oliver will retain his responsibilities as the Company’s principal financial officer.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated January 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 16, 2013

MIDWEST HOLDING INC.

	By:	/s/ Mark Oliver
Name: Mark Oliver
Title: Chief Executive Officer

INDEX OF EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated January 15, 2013.